Exhibit 99.1

Press Release

Jupitermedia’s JupiterImages Division Announces Acquisition of BananaStock

(New York, NY – October 13, 2005) — Jupitermedia Corporation (Nasdaq: JUPM) today announced that its wholly-owned subsidiary, JupiterImages (UK) Limited, has acquired all of the shares of BananaStock Limited (www.bananastock.com) for approximately U.S. $19.0 million in cash. BananaStock, based in Oxfordshire, United Kingdom, is a leading resource for royalty free digital images for business users and creative professionals.

“The acquisition of BananaStock’s images and business operations further solidifies JupiterImage’s position as one of the largest organizations in the business of selling royalty free digital images,” stated Alan M. Meckler, Chairman and CEO of Jupitermedia Corporation. “The acquisition adds another high quality collection of digitized stock photos to our image offerings, increasing our position as the largest owner of wholly-owned digitized images in the world. BananaStock’s operations complement our existing direct sales operations in the U.K. and will enable further expansion of our JupiterImages business throughout Europe. We are pleased that Cathy Yeulet, founder and principal creative director of BananaStock, will continue to provide world-class imagery for BananaStock and JupiterImages through an ongoing production agreement with her new company. We anticipate significant marketing and business synergies between BananaStock and our JupiterImages division as well as our Jupitermedia properties. We expect that this acquisition will be accretive to our earnings and cash flows,” added Meckler.

About Jupitermedia Corporation

Jupitermedia Corporation (Nasdaq: JUPM) (www.jupitermedia.com), headquartered in Darien, CT, is a leading global provider of original information, images, research and events for information technology, business and creative professionals. Jupitermedia includes JupiterImages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like BananaStock, Brand X, FoodPix, Botanica, Nonstock, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Goodshoot, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com and Animations.com; and JupiterWeb, the online media division of Jupitermedia which operates four distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Graphics.com for creative professionals. JupiterWeb properties include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 18 million users and generate over 300 million page views monthly. Jupitermedia also includes: JupiterResearch, a leading international research advisory organization specializing in business and technology market research in 18 business areas and 14 vertical markets.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia’s future revenues, expenses, cash flows and stock price; Jupitermedia’s ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia’s dependence on a limited number of advertisers; and Jupitermedia’s ability to protect its intellectual property. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

CONTACT:

Lisa DiGiacomo

Marketing and Public Relations Associate

212-547-7938

ldigiacomo@jupitermedia.com

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